Exhibit 99.1

Premiere Global Services Provides Revised 2009 Financial Outlook Due to Continuing Impact of Global Economy and Higher Unemployment

ATLANTA--(BUSINESS WIRE)--September 15, 2009--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand, applied communication technologies, today provided a revised financial outlook for the year. As a result of the effects of continuing weak economic conditions, higher unemployment and lower overall business activity in the conferencing services industry, the Company’s revenues and profits will be below previous expectations. Based on current business trends and foreign currency exchange rates, the Company projects full year revenues will be in the range of $595 million to $605 million and non-GAAP diluted EPS* will be in the range of $0.84 to $0.90 in 2009, including the negative impact of changes in foreign currency exchange rates.

“While we continue to win major, new enterprise accounts, growth from our existing customer base continues to be affected by the current economic climate,” said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. “We believe this trend, which is most apparent with our small- and mid-size customers, is a direct result of lower overall business activity and continued high levels of unemployment. Given the uncertainty of this economic environment, we are pleased that current trends associated with our new customer acquisitions, customer attrition and pricing all remain within recent historical levels.

"We believe that the long-term drivers of growth and expansion of the global conferencing industry remain positive, and we are taking steps to aggressively pursue a lower and more efficient cost structure in our Company. Although we are not yet seeing the impact of these cost initiatives in our results, we believe we are continuing to build significant scale and earnings power in our business. At the same time, we continue to make investments in new, innovative and exciting products and go-to-market strategies that we believe prepare us for future growth.”

In the third quarter, the Company expects that it will incur restructuring costs for severance and lease abandonment as a result of actions being taken to align costs and to facilitate key strategic investments. The Company continues to anticipate that it will generate meaningful free cash flows this year. The Company will provide additional information on its business trends and outlook when it releases third quarter results, which is currently scheduled for Thursday, October 22, 2009.

*Non-GAAP diluted net income per share (EPS) excludes equity-based compensation, amortization expenses, tax adjustments, unrealized (gain) loss on change in fair value of interest rate swaps, restructuring costs, asset impairments, net legal settlements and related expenses, excise tax expense and interest and acquisition-related costs.

Cautionary Statement

Statements made in this press release are based on the Company’s current expectations and assumptions on September 15, 2009. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statement made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company’s filings with the Securities and Exchange Commission.

About Premiere Global Services, Inc.

Premiere Global Services, Inc. is a global provider of on-demand, applied communication technologies. Our PGi Communications Operating System supports business applications within the following solution sets: PGiMeet, PGiSend, PGiNotify and PGiMarket.

Premiere Global is headquartered in Atlanta, Georgia. We have a global presence in 24 countries and nearly one million users from our established base of over 50,000 customers, which includes nearly 90% of the Fortune 500. Additional information can be found at www.premiereglobal.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes; the development of alternatives to our services; general domestic and international economic, business or political conditions; weakening global economic and credit conditions, including customer consolidations, restructuring, bankruptcies or payment defaults; market acceptance of our new services and enhancements; our ability to complete acquisitions and integrate acquired operations; concerns regarding the security of sending information over the Internet and public networks; our ability to upgrade our equipment or increase our network capacity; service interruptions; continued weakness in our legacy broadcast fax business; our dependence on telecommunications supply agreements; increased financial leverage; our dependence on our subsidiaries for cash flow; future write-downs of goodwill or other intangible assets; assessments of income, sales and other taxes for which we have not accrued; our ability to protect our proprietary technology and intellectual property rights; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations and fluctuations in currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

CONTACT:
Premiere Global Services, Inc.
Sean O’Brien, 404-262-8462
Senior Vice President
Strategic Planning & IR